Exhibit 5

Asbury Automotive Group, Inc.
622 Third Avenue
37th Floor
New York, NY 10017

March 31, 2005

Dear Ladies and Gentlemen:

I have acted as counsel for Asbury Automotive Group, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (No. 333-123505) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), relating to resales from time to time by the selling stockholders listed in the Registration Statement of up to 23,355,445 shares (the “Shares”) of the Company’s common stock, par value $.01 per share, to be sold pursuant to the terms of the underwriting agreement to be executed by the Company, the selling stockholders and the underwriters.

In that connection, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Certificate of Incorporation of the Company; (b) the By-laws of the Company; and (c) certain resolutions adopted by the Board of Directors of the Company.

Based on the foregoing and subject to the qualifications set forth herein, I am of the opinion that:

1. Based solely on a certificate from the Secretary of State of Delaware, the Company is a corporation validly existing and in good standing under the laws of the State of Delaware; and

2. The Shares have been duly and validly issued and are fully paid and nonassessable.

I am aware that I am referred to under the heading “Validity of Shares” in the prospectus forming a part of the Registration Statement, and I hereby consent to such use of my name therein and the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

                        Very truly yours,

                        /s/ Lynne A. Burgess
                        Lynne A. Burgess
                        General Counsel